Access Power, Inc.

A Securities  Purchase  Agreement with  substantially  the same terms as Exhibit
10.2 to the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 1999 is not being separately filed. This agreement is for the purchase of $2,500,000 debentures and a warrant to purchase 500,000 shares of common stock.